UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2013

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2013 Ingredion Incorporated (the “Company”) was advised by Julio dos Reis, Senior Vice President and President, South America Solutions of the Company, of his intention to resign as Senior Vice President and President, South America Ingredient Solutions effective December 31, 2013.

The Company and Mr. dos Reis have entered into a Consulting Agreement under which Mr. dos Reis agreed, among other things, to provide consulting services to extent requested by the Company during the period beginning on January 1, 2014 and ending on December 31, 2016 (the “Consulting Period”).  Mr. dos Reis agreed that during the Consulting Period and for a period of one year thereafter he will not compete with the Company and that during the Consulting Period he will not solicit or recruit employees of the Company, subject to specified limitations. Mr. dos Reis also agreed to maintain the confidentiality of the Company’s confidential information after his termination.  Under this agreement Mr. dos Reis will receive a fee of $923,300, payable in a lump sum of $461,650 followed by 24 monthly installments of $19,235.42 each.

The Company’s subsidiary, Ingredion  Argentina, S.A. (“Ingredion Argentina”) also entered into a Mutual Separation Agreement with Mr. dos Reis under which Mr. dos Reis and Ingredion Argentina agreed to terminate his employment with Ingredion Argentina effective December 31, 2013.  Under this Agreement Mr. dos Reis will be paid a special termination bonus of $923,300, payable in a lump sum.  Mr. dos Reis also agreed to maintain the confidentiality of Ingredion Argentina’s confidential information after his termination.

Ingredion Argentina will also pay Mr. dos Reis all the accruals arising from this termination by mutual agreement, including the accrued salary of the month of termination, the accrued thirteenth month mandatory salary and accrued unused vacation.  Ingredion Argentina also agreed to continue Mr. dos Reis’ medical insurance coverage for himself and his currently covered dependents pursuant to the medical insurance plans in effect at Ingredion Argentina, until such time as Mr. dos Reis reaches the age of 65.

Mr. Ricardo Souza, currently President and General Manager of the Company’s Mexican subsidiary, will be named Senior Vice President, and President, South America Ingredient Solutions of the Company, effective January 1, 2014.  Mr. Souza has served in his current position since 2010.  Prior thereto he served in positions of increasing responsibility since joining the Company in 1977.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: September 4, 2013	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Executive Vice President and Chief Financial Officer